As filed with the Securities and Exchange Commission on October 28, 2003
Investment Company Act File No. 811-10089

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|
Amendment No. 4	|X|
(Check appropriate box or boxes)

Fund Asset Management Master Trust (Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 282-2800

Andrew J. Donohue, Esq.  Fund Asset Management, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)


EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document.

Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

*	Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

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PART A October 28, 2003 Fund Asset Management Master Trust

     Fund Asset Management Master Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 4 of the Registration Statement on Form N-1A (Securities Act File No. 333-43552 and Investment Company Act File No. 811-10089) of Merrill Lynch Investment Managers Funds, Inc., as filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2003, and as amended from time to time.

     Fund Asset Management Master Trust (the “Trust”) is a no-load, open-end, management investment company which was organized as a Delaware statutory trust on July 7, 2000. The Low Duration Master Portfolio (the “Portfolio”) is a diversified series of the Trust. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

Merrill Lynch Investment Managers Funds, Inc. is a series fund consisting of one series, Merrill Lynch Low Duration Fund (“ML Low Duration”). ML Low Duration invests all of its assets in beneficial interests of the Low Duration Master Portfolio of the Trust.

Item 4. — Investment Objectives, Principal Investment Strategies, and Related Risks.

The LOW DURATION MASTER PORTFOLIO’s objective is to maximize total return, consistent with preservation of capital.

Outlined below are the main strategies the Low Duration Master Portfolio uses to achieve its objective.

The Portfolio seeks to achieve its objective by investing mainly in investment grade, interest-bearing securities of varying maturities. These include:
•	U.S. government securities
•	preferred stocks
•	mortgage-backed and other asset-backed securities
•	corporate bonds
•	bonds that are convertible into stocks

     U.S. government securities include direct obligations issued by the U. S. Treasury and securities issued or guaranteed by U.S. government agencies and instrumentalities. Corporate bonds are debt securities issued by corporations, as distinct from bonds issued by a government or its agencies or instrumentalities. Asset-backed securities are bonds or notes backed by loan paper or accounts receivable originated by banks, credit card companies, or other providers of credit. Mortgage-backed securities are securities that give the holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans, which in some cases are guaranteed by government agencies.

     At least 70% of the Low Duration Master Portfolio’s investments will be in securities rated A or better (or, if short term, the second highest quality grade) by a major rating agency such as Moody’s Investors Service or Standard & Poor’s. Up to 30% of its investments may be in securities rated BBB/Baa and up to 10% of its investments may be in securities rated below investment grade, that is, rated below BBB/Baa (but none below B). Fund Asset Management, L.P. (the “Investment Adviser”) can invest in unrated securities and will assign them the rating of a rated security of comparable quality. After the Portfolio buys a security, it may be given a lower rating or stop being rated. This will not require the Portfolio to sell it, but the Investment Adviser will consider the change in rating in deciding whether to keep the security. The Investment Adviser may actively and frequently trade the Portfolio’s portfolio securities.

The Investment Adviser will invest the Low Duration Master Portfolio’s assets so that under normal circumstances at least 80% of its net assets are invested in bonds sufficient to have the Portfolio’s duration be from one to three years. For this purpose, net assets include any borrowings for investment purposes. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days prior notice to shareholders. Duration measures the potential volatility of the price of a bond or a portfolio of bonds prior to maturity. Duration is the magnitude of the change in price of a bond relative to a given change in the market interest rate. Duration incorporates a bond’s yield, coupon interest payments, final maturity, call and put features and prepayment exposure into one measure.

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For any bond with interest payments occurring before principal is repaid, duration is ordinarily less than maturity. Generally, the lower the stated or coupon rate of interest of a bond, the longer the duration. The higher the stated or coupon rate of interest of a bond, the shorter the duration. The calculation of duration is based on estimates.

Duration is a tool to measure interest rate risk. Assuming a 1% change in interest rates and the duration shown below, the Portfolio’s price would change as follows:

Duration	Change in Interest Rates
2 yrs	1% decline —> 2% gain in Portfolio price
1% rise —> 2% decline in Portfolio price

Other factors such as changes in credit quality, prepayments, the shape of the yield curve and liquidity affect the price of the Portfolio and may correlate with changes in interest rates. These factors can increase swings in the Portfolio’s share price during periods of volatile interest rate changes.

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The Investment Adviser sells securities to manage portfolio duration, yield curve exposure, sector exposure, diversification and credit quality.

As a result of the strategies described above, the Portfolio may have an annual portfolio turnover rate above 100%. Portfolio turnover is generally the percentage found by dividing the lesser of portfolio purchases or sales by the monthly average value of the portfolio. High portfolio turnover (100% or more) results in higher mark ups and other transaction costs and can affect the Portfolio’s performance. It also can result in a greater amount of distributions as ordinary income rather than long-term capital gains.

     The Portfolio will normally invest most of its assets as described above. The Portfolio may, however, invest up to 100% of its assets in short-term instruments, such as money market securities and repurchase agreements for temporary emergency purposes, including to meet redemptions and when waiting to invest cash receipts.

Other Strategies: In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio also may invest in:

•	bank certificates of deposit, fixed time deposits and bankers’ acceptances
•	repurchase agreements, reverse repurchase agreements and dollar rolls
•	obligations of foreign governments or their subdivisions, agencies and instrumentalities
•	obligations of international agencies or supra-national entities
•	municipal bonds

The Portfolio may invest in foreign bonds as follows:

•	up to 25% of total assets in foreign bonds that are denominated in U.S. dollars
•	up to 15% of total assets in foreign bonds that are not denominated in U.S. dollars
•	up to 15% of total assets in emerging market foreign bonds

To meet redemptions and when waiting to invest cash receipts, the Portfolio may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

For temporary or defensive purposes, the Portfolio may invest up to 100% of its assets in short-term, investment grade bonds or other money market instruments in response to adverse market, economic or political conditions. The Portfolio may not achieve its objective using this type of investing.

The Portfolio may also lend its portfolio securities and invest uninvested cash balances in affiliated money market funds.

Investment Risks.

This section contains a summary of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Portfolio:

As with any fund, the value of a Portfolio’s investments, and therefore the value of Portfolio shares, may go down. These changes may occur in response to interest rate changes or other factors that may affect a particular issuer or obligation. Generally, when interest rates go up, the value of bonds goes down. The value of the Portfolio’s shares also may be affected by market conditions and economic or political developments. The longer the duration of the Portfolio, the more the Portfolio’s price will go down if interest rates go up. If the value of the Portfolio’s investments goes down, you may lose money.

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Market Risk and Selection Risk.

Market risk is the risk that the markets in which the Fund invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the investments that the Investment Adviser selects will underperform the market or other funds with similar investment objectives and investment strategies.

Interest Rate Risk.

Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Fund may lose money if short term or long term interest rates rise sharply in a manner not anticipated by Fund management.

Mortgage-Backed Securities.

Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Fund will have to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as extension risk.

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other bonds. Small movements in interest rates (both up and down) may quickly and significantly reduce the value of certain mortgage-backed securities.

Asset-Backed Securities.

Like traditional bonds, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-

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backed securities. In addition, when the Fund reinvests the proceeds of a prepayment, it may receive a lower interest rate than the rate on the security that was prepaid. In a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average maturity of the Fund’s portfolio will increase. The value of long-term securities changes more widely in response to changes in interest rates than shorter-term securities.

Credit Risk.

Credit risk is the risk that the issuer of a security owned by the Fund will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and on the terms of the specific bonds. Junk bonds are more exposed to credit risk than are investment grade bonds.

Call and Redemption Risk.

Investments in bonds carry the risk that a bond’s issuer will call the bond for redemption prior to the bond’s maturity. If there is an early call of a bond, the Fund may lose income and may have to invest the proceeds of the redemption in bonds with lower yields than the called bond. These risks are similar to prepayment risk.

The Fund may also be subject to certain other risks associated with its investments and investment strategies, including:

Junk Bonds.

Junk bonds are bonds that are rated below investment grade by the major rating agencies or are unrated securities that the Fund’s Investment Adviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated bonds. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments.

When-issued and delayed-delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price. When-issued and delayed-delivery securities also involve the risk that the

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yields available in the market when delivery takes place may be higher than those fixed in the transaction at the time of commitment. If this happens, the value of the when-issued or delayed-delivery security will generally decline.

Variable Rate Demand Obligations.

These are floating rate securities that consist of an interest in a long-term bond and the conditional right to demand payment prior to the bond’s maturity from a bank or other financial institution. If the bank or other financial institution is unable to pay on demand, the Fund may be adversely affected. In addition, these securities are subject to credit risk.

Indexed and Inverse Floating Rate Securities.

The Fund may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Fund may also invest in securities whose return is inversely related to changes in an interest rate (“inverse floaters”). In general, inverse floaters change in value in a manner that is opposite to most bonds — that is, interest rates on inverse floaters will decrease when short-term rates increase and increase when short-term rates decrease. Investments in indexed securities and inverse floaters may subject the Fund to the risk of reduced or eliminated interest payments. Investments in indexed securities also may subject the Fund to loss of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund’s investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities. Both indexed securities and inverse floaters can be derivative securities and can be considered speculative.

Sovereign Debt.

The Fund may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt subject the Fund to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay.

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Corporate Loans.

Corporate loans are subject to the risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans and the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Convertible Securities.

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income, as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Foreign Market Risk.

The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments.
•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.
•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions.
•	Foreign holdings may be adversely affected by foreign government action.
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect those holdings.

The risks outlined above are greater for investments in emerging markets.

Securities Lending.

The Fund may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or government securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to

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return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Derivatives.

The Fund may use derivatives. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), or an interest rate such as the prime lending rate. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Index Risk — if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

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

Item 6. — Management, Organization, and Capital Structure.

(a)(1) Investment Adviser.

Fund Asset Management, L.P., (“FAM”) 800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011, manages the Portfolio’s investments under the overall supervision of the Board of Trustees of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Portfolio.

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The Investment Adviser and its affiliates manage portfolios with over $473 billion in assets as of September, 2003 for individuals and institutions seeking investments worldwide. This amount includes assets managed for Merrill Lynch affiliates. The advisory agreements between the Trust on behalf of the Portfolio and the Investment Adviser give the Investment Adviser the responsibility for making all investment decisions.

For the fiscal year ended June 30, 2003, the Trust paid the Investment Adviser an investment advisory fee at the annual rate of 0.21% of the Low Duration Master Portfolio’s average daily net assets.

     The Low Duration Master Portfolio is managed by a team of investment professionals.

     Patrick Maldari has been a Managing Director at MLIM since 1999, head of the Total Return Investment Team at MLIM since 2001 and has been a Portfolio Manager at MLIM since 1987.

     James J. Pagano has been a Vice President at MLIM since 1997 and a portfolio manager with the Total Return Team since 2001.

     John Burger has been a Director at MLIM since 1996 and head of the Corporate Total Return Investment Team since 2001.

     Frank Viola has been a Managing Director and head of the Structured Products Investment Team at MLIM since 2001 and has been a Portfolio Manager at MLIM since 1997.

Capital Stock.

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Portfolio are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or the Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or the Portfolio available for distribution to investors.

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The Trust is organized as a Delaware statutory trust and currently consists of one Portfolio. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in the Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Portfolio. The Trust reserves the right to create and issue interests in additional Portfolios.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in the Portfolio at net asset value on any day on which the New York Stock Exchange is open.

Item 7. — Shareholder Information.

Pricing.

The Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (the “Exchange”) is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining the price of an interest in the Portfolio is the one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Net asset value is generally calculated by valuing each security at its closing price for the day. Non-U.S. securities sometimes trade on days that the Exchange is closed. As a result, the Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the close of regular trading of the Exchange on the next day the Portfolio calculates its net asset value.

Purchase of Securities.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolio.

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The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption.

An investor in the Trust may withdraw all or a portion of its investment in the Portfolio on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in the Portfolio of the Trust may not be transferred.

Tax Consequences.

Under the anticipated method of operation of the Portfolio, the Portfolio will be treated as a separate partnership for tax purposes and, thus, will not be subject to any income tax. Based upon the status of the Portfolio as a partnership, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio’s ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio that is a regulated investment company will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor has invested all of its assets in the Portfolio.

Item 8. — Distribution Arrangements.

Investments in the Portfolio will be made without a sales charge. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each day the Exchange is open for business.

The Trust’s placement agent is FAM Distributors, Inc.

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PART B October 28, 2003 Fund Asset Management Master Trust

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10. — Cover Page and Table of Contents.

     Low Duration Master Portfolio (the “Portfolio”) is a series of Fund Asset Management Master Trust (the “Trust”). This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Portfolio, dated October 27, 2003 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) and can be obtained, without charge, by calling the Trust at 1-800-MER-FUND or by writing to Fund Asset Management Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Trust is part of a master-feeder structure. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No.4 of the Registration Statement on Form N-1A (Securities Act File No.811-10089 and Investment Company Act File No.333-43552) of Merrill Lynch Investment Managers Funds, Inc. (“ML Investment Managers”), as filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2003, and as amended from time to time (“ML Investment Managers Registration Statement”). Part A of the ML Investment Managers Registration Statement includes the prospectus of Merrill Lynch Low Duration Fund (“ML Low Duration”), a series of ML Investment Managers. Part B of the ML Investment Managers Registration Statement includes the statement of additional information of ML Low Duration.

     ML Low Duration and any other feeder fund that may invest in the Trust are referred to herein as the “Feeder Fund.” The ML Investment Managers Registration Statement is referred to herein as the “Feeder Fund Registration Statement.”

      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. The financial statements which relate to the Portfolio are incorporated into this Statement of Additional Information by reference to the ML Low Duration 2003 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-236-4479 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information has been incorporated by reference into the Prospectus.

Item 11. — Trust History.

The Trust is a Delaware statutory trust organized on July 7, 2000. The Trust consists of one series.

Item 12. — Description of the Trust and its Investments and Risks.

     The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio of the Trust, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment programs, is incorporated herein by reference from Part A and Part B of the Feeder Fund Registration Statement.

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

Item 13. — Management of the Registrant.

Trustees and Officers.

The Trustees of the Trust consist of eight individuals, seven of whom are not “interested persons” of the Trust as defined in the 1940 Act. The Board of Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the 1940 Act.

     Each non-interested Director is a member of the Fund’s Audit Committee (the “Committee”). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Fund’s independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Fund; (ii) discuss with the independent accountants certain matters relating to the Fund’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Fund’s accounting and financial reporting policies and practices and internal controls and Fund management’s responses thereto. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist it in connection with these duties. The Committee met four times during the fiscal year ended June 30, 2003.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. (“MLIM”) (“MLIM/FAM-advised funds”), and other public directorships:

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
Name, Address* and Age	Position(s) Held with the Trust	Term of Office† and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
James H. Bodurtha (59)	Trustee	Trustee since 2002	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner Squire, Sanders & Dempsey from 1980 to 1993.	40 registered investment companies consisting of 59 portfolios	None

Joe Grills (68)	Trustee	Trustee since 2000

Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke Management Company since 1992 and Vice Chairman thereof since 1998; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.

				40 registered investment companies consisting of 59 portfolios	Kimco Realty Corporation

Herbert I. London (64)	Trustee	Trustee since 2002

John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.

				41 registered investment companies consisting of 60 portfolios	None

B-3

Name, Address* and Age	Position(s) Held with the Trust	Term of Office† and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
André F. Perold (51)	Trustee	Trustee since 2002

Harvard Business School: George Gund Professor of Finance and Banking since 2000; Senior Associate Dean, Director of Faculty Recruiting since 2001; Finance Area Chair from 1996 to 2001; Sylvan C. Coleman Professor of Financial Management from 1993 to 2000; Trustee, Commonfund from 1989 to 2001; Director, Genbel Securities Limited and Gensec Bank since 1999; Director, Stockback.com since 2001; Director Sanlam Limited since 2001; Director, Sanlam Investment Management from 1999 to 2001; Director, Bulldogresearch.com from 2000 to 2001; Director, Quantec Limited from 1991 to 1999. Director and Chairman of the Board of UNX, Inc. since 2003.

				40 registered investment companies consisting of 59 portfolios	None

Roberta Cooper Ramo (61)	Trustee	Trustee since 2002

Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director of Coopers, Inc., since 1999; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976.

				40 registered investment companies consisting of 59 portfolios	None

Robert S. Salomon, Jr. (66)	Trustee	Trustee since 2002

Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management Inc. from 1992 to 1995; Chairman of Salomon Brothers Equity Mutual Funds from 1992 to 1995; regular columist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers Inc. from 1975 to 1991; Trustee, Commonfund from 1980 to 2001.

				40 registered investment companies consisting of 59 portfolios	None

Stephen B. Swensrud (70)	Trustee	Trustee since 2002

Chairman of Fernwood Advisors (investment adviser) since 1996; Principal of Fernwood Associates (financial consultant) since 1975; Chairman of RPP Corporation (manufacturing) since 1978; Director, International Mobile Communications, Inc. (telecommunications) since 1998.

				42 registered investment companies consisting of 62 portfolios	None

*	The Address of each non-interested Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9095
†	Each Trustee serves until his or her successor is elected and qualified or until December 31 of the year in which he or she turns 72 or until his or her death, resignation, or removal as provided in the Fund’s by-laws, charter or by statute.

B-4

Certain biographical and other information relating to the Trustee who is an officer and an “interested person” of the Trust as defined in the Investment Company Act (an “interested Director”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.

Name, Address† and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn (63)††	Trustee and President	President since 2001 and Trustee* since 2002

President and Chairman of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; ExecutiveVice President of MLIM and FAM (which terms as used herein include their corporate predecessors) from 1983 to 2002; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1988 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.

				122 registered investment companies consisting of 163 portfolios	None

Donald C. Burke (43)	Vice President and Treasurer	Vice President since 2000 and Treasurer since 2000

First Vice President of FAM and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of FAM and MLIM from 1990 to 1997; Director of Taxation of the Manager since 1990.

				121 registered investment companies consisting of 162 portfolios	None

Phillip S. Gillespie (39)	Secretary	Secretary since 2001

First Vice President of MLIM since 2001; Director of MLIM since 2000; Vice President of MLIM from 1999 to 2000; Attorney associated with MLIM since 1998; Assistant General Counsel of Chancellor LGT Asset Management Inc. from 1997 to 1998; Senior Counsel and Attorney in the Division of Investment Management and Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.

				58 registered investment companies consisting of 74 portfolios	None

Patrick Maldari (40)	Vice President and Portfolio Manager	Portfolio Manager since 2001	Managing Director of MLIM and Head of the Total Return Investment Team at MLIM since 2001; Portfolio Manager of MLIM since 1987.	4 registered investment companies consisting of 2 portfolios	None

James J. Pagano (40)	Vice President and Portfolio Manager	Portfolio Manager since 2001	Vice President of MLIM since 1997; Portfolio Manager with the Total Return Team since 2001.	4 registered investment companies consisting of 2 portfolios	None

†	The address for each Trustee and officer listed above is P.O. Box 9011, Princeton, New Jersey 08543-9011.
††	Mr. Glenn is an “interested person, “ as defined in the Investment Company Act, of the Trust based on his former positions with FAM, MLIM, FAMD Princeton Services and Princeton Administrators.
*	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
**	As a Trustee, Mr. Glenn serves until his successor is elected and qualified until December 31 of the year in which he turns 72 or until his death, resignation or removal as provided in the Fund’s by-laws charter or by statute.

B-5

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2002, is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Trust	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	N/A	Over $100,000
Non-Interested Trustees:
James H. Bodurtha	N/A	$50,001 - $100,000
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	$50,001 - $100,000
André F. Perold	N/A	None
Roberta Cooper Ramo	N/A	$50,001 - $100,000
Robert S. Salomon, Jr.	N/A	None
Stephen B. Swensrud	N/A	None

     The Trust does not offer its interests for sale to the public.

     As of October 3, 2003, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of December 31, 2002, none of the non-interested Trustees of the Trust nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

     The Trust has entered into an investment advisory agreement with FAM (the “Investment Advisory Agreement”). In connection with its consideration of the Investment Advisory Agreement, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, assistance in meeting legal and regulatory requirements and other services necessary for the operation of the Trust. The Board also considered in the Investment Adviser’s costs of providing services and the direct and indirect benefits to the Investment Adviser from its relationship with the Trust. The benefits considered by the Board included not only the Investment Adviser’s compensation for investment advisory services under the Investment Advisory Agreement, but also the Trust’s profitability to the Investment Adviser and the compensation paid to the Investment Adviser or its affiliates for other, non-advisory, services provided to the Trust. The Board also considered the services provided by and the compensation paid to FAM under the Administration Agreements with a Feeder Fund. The Board also considered the Investment Adviser’s access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a “soft dollar” arrangement.

     In connection with its consideration of the Investment Advisory Agreement, the Board compared the Trust’s advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board took into account the various services provided to the Trust by the Investment Adviser and its affiliates, as well as the services required to manage a portfolio of U.S. and foreign equity securities using a value investing style, including the need to perform in-depth research and analysis of out of favor issuers. The Board noted that the Trust’s advisory fee rate and its overall operating expenses were reasonable when compared to similar funds. The Board reviewed the Trust’s historical performance and compared it with that of similar funds in its category. The Board concluded that the advisory fee rate and other expenses compared well with those of other, similar funds. Based on the information reviewed and their discussions, the Board, including a majority of the non-interested Trustees, concluded that the advisory fee rate was reasonable in relation to the services provided.

     The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economics of scale that the Investment Adviser may experience as a result of growth in the Trust’s assets. The Board determined that the current management fee structure, which includes breakpoints that reduce the advisory fee rate as the Trust’s total assets increase, already allows the Trust to participate in such economics of scale. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations

Compensation of Directors/Trustees

     Each non-interested Director receives an annual retainer of $132,000 for his or her services to the MLIM/FAM advised funds, including the Fund. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Director receives a fee for each in-person Board meeting attended and each in-person Committee meeting attended. The annual per-meeting fees paid to each non-interested Director aggregate $100,000 for all MLIM/FAM-advised funds for which that Director serves and are allocated equally among those funds. Each Co-Chairman of the Committee receives an additional annual retainer in the amount of $20,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Co-Chairman provides services, based on the relative net assets of each such fund.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended June 30, 2003 and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2002.

Name	Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Fund Expense	Total Compensation from Fund/Portfolio and MLIM/FAM- Advised Funds*
James H. Bodurtha**	$5,053	None	$276,150
Joe Grills**	$5,053	None	$266,097
Herbert I. London	$4,744	None	$276,150
André F. Perold	$4,744	None	$276,150
Roberta Cooper Ramo	$4,744	None	$276,150
Robert S. Salomon, Jr.	$1,900	None	$255,647
Melvin R. Seiden***	$4,744	None	$255,647
Stephen B. Swensrud	$4,744	None	$315,564

*	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on page B-3.
**	Co-Chairman of the Committee.
***	Mr. Seiden retired as a Trustee effective January 1, 2003.

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust, the Feeder Funds, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

B-6

Proxy Voting Policies and Procedures

     Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Feeder Fund Registration Statement.

Item 14. — Control Persons and Principal Holders of Securities.

ML Low Duration controls the Portfolio. As of October 14, 2003, ML Low Duration owned 100% of the then outstanding interests in the Portfolio. As of October 14, 2003, ML Low Duration’s holdings of the Portfolio represented 100% of the Trust as a whole.

     All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in the Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

The following information supplements and should be read in conjunction with Item 6 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust by Fund Asset Management, L.P. is incorporated herein by reference from Part A of the Feeder Fund Registration Statement, the section entitled “ Management and Advisory Arrangements “ in Part II of Part B of the Feeder Fund Registration Statement. The following list identifies the specific sections in Part A and Part B of the Feeder Fund Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A	Sections Incorporated by Reference from Part B of the Feeder Fund Registration Statement
Item 15 (a)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 15 (c)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 15 (d)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 15 (e)	Not Applicable

Item 15 (f)	Not Applicable

Item 15 (g)	Not Applicable

Item 15 (h)	Part A

Item 16. — Portfolio Transactions and Brokerage.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Feeder Fund Registration Statement.

Item 17. — Capital Stock and Other Securities.

     The following information supplements and should be read with Item 6(b) and Item 7 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, the Feeder Fund would be entitled to share in the assets of the Trust that are available for distribution in proportion to its investment in the Trust.

     The Trust is organized as a statutory trust under the laws of the State of Delaware. The Feeder Fund is entitled to a vote in proportion to its investment in the Trust. The Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust. [ The Trust will not issue share certificates]

B-7


Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio or in the Trust, as the case may be. Investors in the Trust, or in the Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

The Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, its Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

B-8

The Trust currently consists of one Portfolio. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of the Portfolio participate equally in the earnings and assets of the Portfolio. Holders of the Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, and Holders of the Portfolio vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of the Portfolio, the Holders of the Portfolio are entitled to share in proportion to their investment in the net assets of the Portfolio available for distribution to Holders.

Item 18. — Purchase, Redemption, and Pricing of Securities.

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of the Portfolio shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The net asset value of the shares of the Portfolio is determined once daily Monday through Friday after the close of regular trading on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for business based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued, or lacking any sales, at the closing bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the most recent bid price obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Portfolio writes an option, the amount of the premium received is recorded on the books of the Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the

B-9

current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Bonds held by the Portfolio are traded primarily in the OTC markets. In determining net asset value, the Portfolio uses the valuations of portfolio securities furnished by a pricing service approved by the Board of Trustees. The pricing service typically values portfolio securities at the bid price or the yield equivalent when quotations are readily available. The bonds for which quotations are not readily available are valued at fair market value on a consistent basis as determined by the pricing service using a matrix system to determine valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Board of Trustees. The Board of Trustees has determined in good faith that the use of a pricing service is a fair method of determining the valuation of portfolio securities.

Generally, trading in non-U.S. securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Portfolio’s net asset value. If events (e.g. a company announcement, market volatility or a natural disaster) are expected to materially affect the value of such securities occur during such period, then these securities will be valued at fair value as determined in good faith by the Board of Trustees.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined as of the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investments in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be

B-10

applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE on the next determination of net asset value of the Portfolio. For further information concerning the Portfolio’s net asset value, and the valuation of the Portfolio’s assets, see Part A.


Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order. A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

Item 19. — Taxation of the Trust

The Trust is organized as a Delaware statutory trust. The Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to Federal income tax at the Portfolio level. Based upon the status of the Portfolio as a partnership, each investor in the Portfolio will be required to include its allocable share (as determined in accordance with the governing instruments of the Portfolio, the Code and the regulations thereunder) of the Portfolio’s ordinary income and capital gain in determining its income tax liability.

Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of the Portfolio as they are taken into account by the Portfolio.

The Portfolio may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40"). Also, section 1256 contracts held by the Portfolio at the end of each taxable year are treated for federal income tax purposes as being sold on such date for their fair market value. The resultant paper gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

B-11

Certain hedging transactions undertaken by the Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Portfolio are not entirely clear. The Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to the economic recognition of such income.

The Portfolio may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested within various countries is not known and is expected to vary.

The Portfolio may make investments that produce income that is not matched by a corresponding cash receipt by the Portfolio, such as investments in obligations having original issue discount or market discount (if the Portfolio elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Portfolio may be required to borrow money or dispose of other securities to be able to make distributions to investors.

The Portfolio’s taxable income will in most cases be determined on the basis of reports made to the Portfolio by the issuers of the securities in which the Portfolio invests. The tax treatment of certain securities in which the Portfolio may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of the Portfolio could result in adjustments to the income of the Portfolio.

Under the Trust, the Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, the Portfolio is expected to meet the income and diversification of assets tests of the Code applicable to RICs. The Portfolio has requested a ruling from the Internal Revenue Service that Holders of interests in the Portfolio that are RICs will be treated as owners of their proportionate shares of the Portfolio’s assets and income for purposes of the Code’s requirements applicable thereto.

Item 20. — Underwriters.

The exclusive placement agent for the Portfolio of the Trust is FAM Distributors, Inc. (the “Placement Agent”), an affiliate of the Investment Adviser and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Placement Agent receives no compensation for serving in this capacity.

B-12

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21. — Calculation of Performance Data.

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Portfolio’s performance. However, certain of the Trust’s Holders may from time to time advertise their performance, which will be based upon the Trust’s performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Securities and Exchange Commission.

Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 22. — Financial Statements.

The Portfolio’s financial statements are incorporated in this Part B by reference to the ML Low Duration Fund annual report to shareholders for the fiscal year ended June 30, 2003. You may request copies of the annual report and semi-annual report at no charge by calling 1-800-236-4479 between 8:30 a.m. and 5:30 p.m. (Eastern time) on any business day.

B-13

APPENDIX — DESCRIPTION OF RATINGS

Moody’s Investors Service

Bond Ratings:

“Aaa” — Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt-edged.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

“Aa” — Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

“A” — Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

“Baa” — Bonds which are rated Baa are considered as medium-grade obligations (that is, they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

“Ba” — Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

“B” — Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody’s applies numerical modifiers “1,” “2" and “3" in each generic rating classification from Aa through B. The modifier “1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier “2" indicates a mid-range ranking; and the modifier “3" indicates that the company ranks in the lower end of that generic rating category.

A-1

Short-Term Debt Ratings:

Moody’s short-term debt ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted.

“PRIME-1" — Issuers rated “Prime-1" (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of these characteristics:
•	Leading market positions in well-established industries.
•	High rates of return on funds employed.
•	Conservative capitalization structure with moderate reliance on debt and ample asset protection.
•	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
•	Well-established access to a range of financial markets and assured sources of alternate liquidity.

“PRIME-2" — Issuers rated “Prime-2" (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Municipal Bond Ratings:

Moody’s ratings for state and municipal short-term obligations are designated Moody’s Investment Grade or “MIG” with variable rate demand obligations being designated as “VMIG.” A VMIG rating may also be assigned to commercial paper programs which are characterized as having variable short-term maturities, but having neither a variable rate nor demand feature. Factors used in determining ratings include liquidity of the borrower and short-term cyclical elements.

Standard & Poor’s Ratings Group

Bond Ratings:

“AAA” — An obligation rated AAA has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA” — An obligation rated AA differs from the highest rated obligations only in small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A” — An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB” — An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its commitment on the obligation.

Obligations rated BB and B are regarded as having significant speculative characteristics. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

A-2

Commercial Paper Ratings:

An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

“A-1" — This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

“A-2" — Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

Municipal Bond Ratings:

S&P uses SP-1, SP-2 and SP-3 to rate short-term municipal obligations. A rating of SP-1 denotes a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a (+) designation.

Fitch Ratings and Duff & Phelps Credit Rating Co.

Bond Ratings:

“AAA” — Highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” — Very high credit quality. “AA” ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A” — High credit quality. “A” ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB” — Good credit quality. “BBB” ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

A-3

“BB” — Speculative. “BB” ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B” — Highly speculative. “B” ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

PLUS (+) MINUS (-) — Plus and minus signs may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” long-term rating category or to short-term ratings other than “F1.”

Short-Term Debt Ratings:

“F1" — Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+" to denote any exceptionally strong credit feature.

“F2" — Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F3" — Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B” — Speculative. Minimal capacity for timely payment of financial commitments plus vulnerability to near-term adverse changes in financial and economic conditions.

A-4

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number			Description

(1)	(a)	—	Certificate of Trust of the Registrant.(1)
	(b)	—	Amended and Restated Declaration of Trust of the Registrant.(1)
(2)		—	By-Laws of the Registrant.(2)
(3)		—	Portions of Declaration of Trust and By-Laws of the Registrant defining the rights of holders of shares of beneficial interest of the Registrant.(1)
(4)		—	Investment Advisory Agreement between the Trust on behalf of Low Duration Master Portfolio and Fund Asset Management, L.P.(2)
(5)		—	Not Applicable.
(6)		—	Not Applicable.
(7)	(a)	—	Custody Agreement between the Trust and Brown Brothers Harriman & Co.(2)
	(b)	—	Amendment to Custodian Agreement.(3)
(8)	(a)	—	Placement Agency Agreements between the Registrant and FAM Distributors, Inc.(2)
	(b)	—	Credit Agreement.(4)
	(c)	—	Administrative Services Agreement with State Street Bank and Trust Company.(6)
	(d)	—	Certificate of FAM Distributors, Inc.(2)
	(e)	—	Certificate of Hotchkis and Wiley Funds for the Total Return Bond Fund and the Low Duration Fund.(2)
(9)		—	Consent of Gardner, Carton & Douglas.(2)
(10)		—	Consent of Ernst & Young LLP , independent auditors for the Registrant.*
(11)		—	Not Applicable.
(12)		—	Not Applicable.
(13)		—	Not Applicable.
(14)		—	Not Applicable.
(15)		—	Not Applicable.
(16)		—	Code of Ethics.(5)

*	Filed herewith.
(1)	Incorporated by reference to the Registration Statement on Form N-1A (File No. 811-10089) filed on August 30, 2000.
(2)	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form N-1A (File No. 811-10089) filed on October 6, 2000.
(3)	Incorporated by reference to Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of Mercury HW Funds (File No. 2-96219) filed on August 2, 2001.
(4)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.
(5)	Incorporated by reference to Exhibit (p) to the Registration Statement on Form N-1A of Merrill Lynch Investment Managers Funds, Inc. (File No. 333-43552) filed on August 11, 2000.
(6)	Incorporated by reference and previously filed as an exhibit to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Mercury HW Variable Trust filed on February 28, 2001 (File No. 333-24349).

C-1

Item 24. Persons Controlled by or under Common Control with the Fund.

Merrill Lynch Low Duration Fund of Merrill Lynch Investment Managers Funds, Inc. controls Low Duration Master Portfolio. As of September 30, 2003, Merrill Lynch Low Duration Fund owned 100% of the then outstanding interests in the Low Duration Master Portfolio. As of September 30, 2003, Merrill Lynch Low Duration Fund’s holdings of Low Duration Master Portfolio represented 100% of the Master Trust as a whole.

Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Declaration of Trust (Exhibit (a)(1) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the investigation, defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type injury), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

C-2

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Trustees may maintain insurance for the protection of the Trust Property, its holders, Trustees, officers, employees and agents in the amount the Trustees deem adequate.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and other Connections of the Investment Adviser.

Fund Asset Management, L.P. (“FAM”), an affiliate of the Manager, acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies. Merrill Lynch Investment Managers,L.P. (“MLIM” or the “Manager”), acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies and also acts as sub-adviser to certain other investment portfolios.

C-3

The address of each of these investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2646. The address of MLIM, FAM, Princeton Services, and Princeton Administrators, L.P. is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and ML & Co., is North Tower, World Financial Center, 250 Vesey Street, New York, New York 10080. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Set forth below is a list of each executive officer and partner of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since June 1, 2001, for his or her own account or in the capacity of director, officer, partner or trustee. In addition, Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies and Mr. Doll is an officer of one or more of such companies for which the Investment Adviser, MLIM or their affiliates acts as investment adviser.

Name	Position with the Investment Adviser	Other Substantial Business, Profession, Vocation or Employment

ML & Co	Limited Partner	Financial Services Holding Company; Limited Partner of FAM

Princeton Services	General Partner	General Partner of MLIM

Donald C. Burke	First Vice President, Treasurer and Director of Taxation	First Vice President and Treasurer of MLIM; Senior Vice President and Treasurer of Princeton Services; Vice President of FAMD

Robert C. Doll, Jr.	President	President of MLIM; Director of Princeton Services; Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999

Lawrence Haber	Chief Financial Officer, First Vice President	Chief Financial Officer of FAM; Senior Vice President and Treasurer of Princeton Services

Brian A. Murdock	Chief Operating Officer, First Vice President	Executive Vice President of Princeton Services; First Vice President and Chief Operating Officer of FAM; President of FAMD; Chief Investment Officer of EMEA Pacific Region and Global CIO for Fixed Income and Alternative Investments; Head of MLIM’s Pacific Region and President of MLIM Japan, Australia and Asia

Andrew J. Donohue	General Counsel	General Counsel of FAM and of Princeton Services

C-4

Item 27. Principal Underwriters

     (a) FAMD acts as the principal underwriter for each of the open-end registered investment companies set forth below, including the Registrant: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Dividend Income Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Growth V.I. Fund of Mercury V.I. Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

     Merrill Lynch Investment Managers, L.P.(“MLIM” or the “Manager”, acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.and also acts as sub-adviser to certain other investment portfolios.

C-5

(b) Set forth below is information concerning each director and officer of FAM Distributors, Inc. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9011.

	Name	Positions and Offices with the Distributor	Positions and Offices with Registrant

	Brian Murdock	President	None

	Thomas J. Verage	Director	None

	Michael G. Clark	Treasurer and Director	None

	Donald C. Burke	Vice President	Vice President and Treasurer


(c) Not Applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are in the possession of Registrant or Registrant’s investment adviser, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, or Registrant’s custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109.

C-6

Item 29. Management Services.

Other than as set forth under the caption “Investment Adviser” in the Prospectus constituting Part A of the Registration Statement and under the caption “Management of the Fund — Investment Advisory Arrangements” in the Statement of Additional Information constituting Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not Applicable.

C-7

SIGNATURES

Pursuant to the requirements of the Investment Company Act, Fund Asset Management Master Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of October, 2003.

Fund Asset Management Master Trust

	By:	/s/ Donald C. Burke
Donald C. Burke Vice President and Treasurer

C-8

EXHIBIT INDEX

Exhibit Number		Description
(10)	—	Consent of Ernst & Young LLP.